                                                                    EXHIBIT 12.1

                    DEL MONTE FOODS COMPANY AND SUBSIDIARIES
             STATEMENT RE: COMPUTATION OF EARNINGS TO FIXED CHARGES
                             (Dollars In Millions)

                                           YEAR      YEAR      YEAR      YEAR      YEAR      THREE MONTHS     THREE MONTHS
                                           ENDED     ENDED     ENDED     ENDED     ENDED        ENDED            ENDED
                                          JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,  JUNE 30,   SEPTEMBER 30,    SEPTEMBER 30,
                                            1994      1995      1996      1997      1998         1997             1998
                                          --------  --------  --------  --------  --------   -------------    -------------
Consolidated pre-tax income
  (loss) .............................    $  11      $  15     $ 135     $ (16)    $   6         $   0            $ (11)
Interest expense .....................       61         76        67        52        77            17               21
Interest portion of rent expense .....        9         11         9        11        12             5                5
                                          -----      -----     -----     -----     -----         -----            -----
  Earnings ...........................    $  81      $ 102     $ 211     $  47     $  95         $  22            $  15
                                          =====      =====     =====     =====     =====         =====            =====
Interest expense .....................    $  61      $  76     $  67     $  52     $  77         $  17            $  21
Interest portion of rent
  expense(a) .........................        9         11         9        11        12             5                5
                                          -----      -----     -----     -----     -----         -----            -----
  Fixed charges ......................    $  70      $  87     $  76     $  63     $  89         $  22            $  26
                                          =====      =====     =====     =====     =====         =====            =====
Ratio of earnings to fixed charges....      1.2x       1.2x      2.8x      N/A       1.1x          1.0x             N/A
Surplus (deficiency) of earnings
  available to cover fixed charges....    $  11      $  15     $ 135     $ (16)    $   6         $   0            $ (11)

(a) Interest portion of rent expense is assumed equal to 33% of operating lease and rental expense for the period.